Exhibit 99.(h)(9)

AMENDMENT TO THE

FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of June 13, 2008, to the Fund Sub-Administration Servicing Agreement, dated as of October 5, 2006, as amended (the “Agreement”), is entered into by and between MAIRS AND POWER GROWTH FUND, INC., and MAIRS AND POWER BALANCED FUND, INC., both Minnesota corporations (collectively the “Companies”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Sub-Administration Servicing Agreement; and

WHEREAS, the parties desire to amend said Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Section 2 of the Agreement, Services and Duties of USBFS, is hereby superseded and replaced with the following Section 2:

2.                                      Services and Duties of USBFS

Effective June 30, 2008, USBFS shall provide the following fund sub-administration services to the Funds:

A.  Performance Reporting

B.  Financial Reporting

(1)                      Prepare semi-annual and annual financial statements

(2)                      Prepare quarterly financial information; distribute quarterly financial information

(3)                      Prepare footnotes to financial statements

(4)                      Prepare and process ROCSOP adjustments for financial statements

(5)                      Prepare tax schedules for annual financial statements

(6)                      Provide trade date adjustments for financial statements.

(7)                      Provide performance information for financial statements.

(8)                      Prepare financial highlights section of financial reports.

(9)                      Prepare Schedule of Investments.

(10)                Prepare Statement of Assets and Liabilities.

(11)                Prepare Statement of Operations.

(12)                Prepare Statement of Cash Flows.

(13)                Prepare Statement of Changes.

(14)                Provide appropriate assistance with respect to the Fund’s annual financial audits conducted by the Fund’s independent accountants, including communication with independent accountants and compiling data and other information.

(15)                Coordinate independent auditor report (opinion).

(16)                Coordinate creation of printer’s proof of each financial statement selected above.  Circulate printer’s proof for review by client, auditor and legal counsel.  Coordinate comments and revisions.

(17)                Coordinate printing and mailing of each financial statement selected above.

(18)                Prepare Form N-Q.

(19)                Prepare Form N-PX

(20)                Prepare Form N-SAR

(21)                Prepare N-CSR

(22)                Prepare Form N24-F2

(23)                File Form N-Q with the SEC

(24)                File Form N-PX with the SEC

(25)                File Form N-SAR with the SEC.

(26)                File Form N-CSR with the SEC

(27)                File Form N24-F2 with the SEC

(28)                Prepare financial materials for Board books

Exhibit B, the fee schedule of the Agreement, is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

                                                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MAIRS AND POWER GROWTH FUND, INC.

By:	/s/ William B. Frels
Name:	William B. Frels
Title:	President

MAIRS AND POWER BALANCED FUND, INC.

By:	/s/ William B. Frels
Name:	William B. Frels
Title:	President

U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Michael R. McVoy
Name:	Michael R. McVoy
Title:	Executive Vice President

Amended Exhibit B to the Fund Sub-Administration Agreement

Mairs and Power Fee Schedule effective June 30, 2008

Advisor Information Source Web Portal

•             $150/month per fund for the first 12 months; then $250/month per fund after 12 months

•             Report customization and report creation will be an additional charge per hour

Performance Reporting Services(1)

(Pre-Tax and Post-Tax)

$300 per CUSIP per month

Financial Reporting Services(1)

•             .005%     (1/2 basis point) on the first $1.25 billion of fund group assets

•             .00375% (3/8 basis point) on the next $1 billion of fund group assets

•             .0025%    (1/4 basis point) on the remaining assets

SEC Filing Services (EDGAR filings) (1)

•             $17 per page

Plus Out-Of-Pocket Expenses — Including but not limited to postage, stationery, programming, special reports, EDGAR filing, records retention and retrieval, federal and state regulatory filing fees, certain insurance premiums, expenses from board of directors meetings, legal expenses, shipping, storage and conversion, and any other out-of-pocket expenses.

(1) Subject to Annual CPI increase, Milwaukee, WI.